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EXHIBIT 3.1.5

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz


CERTIFICATE TO ACCOMPANY
RESTATED ARTICLES
(PURSUANT TO NRS)


          This Form is to Accompany Restated Articles of Incorporation
          ------------------------------------------------------------
          (Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
        (This form is also to be used to accompany Restated Articles for
       Limited-Liability Companies, Certificates of Limited Partnership,
          Limited-Liability Limited Partnerships and Business Trusts)

1.  Name of Nevada entity as last recorded in this office:
     Parr Development, Inc.

2. The articles are being [ ] Restated or [X] Amended and Restated (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box."

     [_] No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on _____________. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

     [X]  The entity name has been amended.

     [_] The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

     [_]  The purpose of the entity has been amended.

     [X]  The authorized shares have been amended.

     |_|  The directors, managers or general partners have been amended.

     |_|  IRS tax language has been added.

     [X]  Articles have been added.

     |_|  Articles have been deleted.

     [X]  Other. The articles or certificate have been amended as follows:
          (provide article numbers, if available)

     See attachment for articles which have been amended.

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates.

IMPORTANT: Failure to include any of the above information and submit the proper fees may CAUSE this filing to be rejected.



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                                                                FILED #C 8698-01
                                                                     NOV 25 2003


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             PARR DEVELOPMENT, INC.


                                   ARTICLE ONE

         Parr Development, Inc. (the "Company"), pursuant to the provisions of
Section 78.403 of the Nevada Revised Statutes (the "NRS"), adopts these restated Articles of Incorporation, which accurately copy the Articles of Incorporation and all amendments in effect to date. The Articles of Incorporation, as restated and amended by these restated Articles of Incorporation, are set forth below.

                                   ARTICLE TWO

         Each statement made by these restated Articles of Incorporation has been effected in conformity with the provisions of the NRS. These restated Articles of Incorporation and each amendment made by these restated Articles of Incorporation were adopted by the stockholders of the Company on November 13, 2003.

                                  ARTICLE THREE

         The number of shares of the common stock of the Company outstanding at the time of the adoption was 1,000; and the number of shares of the common stock entitled to vote on the amendments was 1,000.

                                  ARTICLE FOUR

         The number of shares that voted for the amendments was 1,000. The vote for the amendments was taken in the form of a consent executed by stockholders owning a majority of the shares of the Company entitled to vote thereon, pursuant to the provisions of Section 78.320 of the NRS. Consequently, the number of shares voted against the amendments was zero, with the result that the amendments received a majority of the votes of the outstanding stock of the Company entitled to vote thereon.

                                  ARTICLE FIVE

         The Articles of Incorporation and all amendments and supplements to them are superseded by the following restated Articles of Incorporation, which accurately copy the entire text as well as incorporate the amendments passed by the stockholders on November 13, 2003:

                                   "ARTICLE I
                                      Name

             The name of the Company is Environmental Technologies, Inc.


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                                   "ARTICLE II
                                    Business

     The purpose and nature of the business, objectives, or purposes to be transacted, promoted, or carried on by the Company shall be as follows:

          1.   To engage in any lawful activity.

          2. To do all and everything necessary, suitable, and proper to accomplish the foregoing, and to engage in any and every activity and business enterprise which the Company's board of directors (the "Board of Directors") may, from time to time, deem reasonably necessary, providing the same shall not be inconsistent with the NRS.

                                  "ARTICLE III
                                 Capital Stock

          1. Authorized stock. The total number of shares of stock which the Company shall have authority to issue is 120,000,000, consisting of 100,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 20,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

          2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series, and by filing a certificate pursuant to the applicable section of the NRS (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (a) The designation of the series, which may be by distinguishing number, letter or title.

                    (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).


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                    (c)  Whether dividends, if any, shall be cumulative or
                         noncumulative and the dividend rate of the series.

                    (d)  The dates at which dividends, if any, shall be payable.

                    (e) The redemption rights and price or prices, if any, for shares of the series.

                    (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                    (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

                    (h) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof; the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

                    (i) Restrictions on the issuance of shares of the same series or of any other class or series.

                    (j) The voting rights, if any, of the holders of shares of the series.

                    (k) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

          3. COMMON STOCK. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of the Common Stock shall be equal to each other share of the Common Stock. The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

          4. VOTING RIGHTS. Except as may be provided in these Articles of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of the Preferred Stock shall



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               not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.

          5. DENIAL OF PREEMPTIVE RIGHTS. No stockholder of the Company shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

          6. RECORD DATE. The Board of Directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the Company may be made, or may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that date are entitled to notice or to vote at such a meeting. If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.



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                                   "ARTICLE IV
                              Election of Directors

          1. NUMBER. The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board of Directors.

          2. VACANCIES. Except as otherwise provided for herein, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of these Articles of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          3. REMOVAL OF DIRECTORS. Except as otherwise provided in any Preferred Stock Designation, any director may be removed from office only by the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

                                   "ARTICLE V
                            Meetings of Stockholders

               Meetings of stockholders of the Company (the "Stockholder Meetings") may be held within or without the State of Nevada, as the Bylaws of the Company (the "Bylaws") may provide. Special Stockholder Meetings may be called only by (a) the Chief Executive Officer, (b) the holders of at least 10 percent of all of the shares entitled to vote at the proposed special meeting, or (c) the Board of Directors pursuant to a duly adopted resolution. Special Stockholder Meetings may not be called by any other




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          person or persons or in any other manner. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

                                   "ARTICLE VI
                               Stockholder Consent

               No action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

                                  "ARTICLE VII
                             Limitation of Liability

               Except as otherwise provided in the NRS, a director or officer of the Company shall not be personally liable to the Company or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, that this Article shall not eliminate or limit the liability of a director or officer (a) if it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, or (b) under Section
          78.300 of the NRS.

               If the NRS is amended after the date of filing of these Articles of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the NRS, as so amended, OR A similar successor provision. Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                  "ARTICLE VIII
                                Indemnification

               1. Discretionary indemnification. (a) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee


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          or agent of the Company, or is or was serving at the request of the
          Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the NRS or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

               (b) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Section 78.138 of the NRS; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue OR matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the courts deem proper.

     2. DETERMINATION OF DISCRETIONARY INDEMNIFICATION. Any discretionary indemnification pursuant to Section 1 of this Article VIII, unless ordered by a court or advanced pursuant to this


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          Section 2, may be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a)  By the stockholders; or

          (b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or

          (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

               The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

     3. MANDATORY INDEMNIFICATION. To the extent that a director, officer, employee or agent of the Company HAS been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
          Section I of this Article VIII, or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense.

     4. NON-EXCLUSIVITY. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VIII:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section I of this Article VIII, or for the advancement of expenses made pursuant to Section 2 of this Article VIII may not be made to or on


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               behalf of any director or officer if a final adjudication
               establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of any such person.

     5. INSURANCE. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability expenses.

                                   "ARTICLE IX
                        Amendment of Corporate Documents

     1. ARTICLES OF INCORPORATION. Whenever any vote of the holders of voting shares of the capital stock of the Company is required by law to amend, alter, repeal or rescind any provision of these Articles of Incorporation, such alteration, amendment, repeal or rescission of any provision of these Articles of Incorporation must be approved by the Board of Directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

               Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article.



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     2.   BYLAWS. In addition to any affirmative vote required by law, any change of the Bylaws may be adopted either (a) by the affirmative vote of the Board of Directors, or (b) by the stockholders by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the company, voting together as a single class.

                                   "ARTICLE X
                 Application of NRS 78.411 to 78.444, Inclusive

               These Articles of Incorporation expressly provide that the company shall not be governed by sections 78.411 to 78.441 of the NRS, inclusive.

                                   ARTICLE XI
                                   Existence

               The Company is to have perpetual existence."

     IN WITNESS HEREOF, the undersigned has hereunto set his hand on November 13, 2003.

                                 PARR DEVELOPMENT, INC.


                                 By: /s/ Bernadette A. Liabeuf-Rosenthal
                                     -------------------------------------------
                                     Bernadette A. Liabeuf-Rosenthal, President


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